UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Oaktree Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 19, 2019, Wade W. Hundley resigned as a member of the board of directors (the “Board”) of Oaktree Real Estate Income Trust, Inc. (the “Company”). Mr. Hundley’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective December 19, 2019, the Board appointed Catherine Long to the Board to fill the vacancy on the Board resulting from Mr. Hundley’s resignation. The Board also confirmed that Ms. Long qualifies as an “independent director” as defined in the Company’s charter and as an “audit committee financial expert” as that term is defined by rules promulgated by the Securities and Exchange Commission and appointed Ms. Long as a member of the Board’s Audit Committee, Affiliate Transaction/Conflicts Committee and Compensation Committee. In connection with her service as an independent director, Ms. Long will be compensated in accordance with the Company’s standard compensation policies and practices for independent non-employee directors of the Board as described in the Company’s Registration Statement on Form S-11 (No. 333-223022).

Ms. Long is a co-founder and the Chief Financial Officer and Treasurer of STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust formed in 2011 to focus on single tenant operational real estate of middle market companies across the United States. As Chief Financial Officer, her responsibilities include financial planning, asset-liability management, treasury, accounting and controls, and serving on STORE Capital’s executive investment committee. Prior to co-founding STORE Capital, she served as the Chief Financial Officer and Treasurer of Spirit Finance Corporation, a net-lease real estate investment trust, from its inception in 2003, through its initial public offering in 2004 and until 2010 when the company was taken private. Before that, Ms. Long served in various capacities with the real estate company Franchise Finance Corporation of America (FFCA) and its successor, GE Franchise Finance, including Principal Accounting Officer, actively participating in FFCA’s securitization transactions, limited partnership rollup and subsequent public offering. Prior to 1990, Ms. Long served with the international public accounting firm of Arthur Andersen, where she was a senior manager specializing in the real estate industry. Ms. Long holds a B.S. in accounting from Southern Illinois University and has been a certified public accountant since 1980.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

Date: December 19, 2019	By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Chief Securities Counsel and Secretary